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                                                                    Exhibit 10.7

                             STOCK PLEDGE AGREEMENT

      1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned ("Debtor"), hereby assigns, transfers to and pledges with LYLE BERMAN FAMILY PARTNERSHIP, a Minnesota general partnership ("Secured Party"), and grants to Secured Party a security interest in:

      All WPT Enterprises, Inc. stock owed by Debtor (collectively called "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (b) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (c) all stock rights, rights to subscribe, stock splits, liquidating dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"), and in the event that Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Secured Party and will immediately deliver all such Proceeds to Secured Party in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as part of the Collateral, subject to all terms hereof. As long as there is no default under this Agreement, the Debtor will retain all voting rights of the Collateral, and receive all dividends.

Notwithstanding anything in this Agreement to the contrary, however, the security interest granted hereby shall be deemed to be released with respect to such shares of stock comprising the Collateral as Debtor is permitted to sell pursuant to Section 3.2(c) of the Loan Agreement when and as such shares are sold in accordance with and subject to such Section 3.2(c). Secured Party agrees that it will file such partial releases to UCC financing statements, issue written instructions to any intermediary with respect to a securities account in which such shares are held, and take such other action as Debtor may reasonably request to give effect to and evidence such release.

      2. OBLIGATIONS SECURED. The obligations secured hereby are the payment of the obligations ("Indebtedness") of Debtor and Lakes Entertainment, Inc, a Minnesota corporation, as "Borrowers" to Secured Party as "Lender" under the Loan Agreement of even date herewith (the "Loan Agreement").

      3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Secured Party, including without limitation, the payment of all Indebtedness of Debtor to Secured Party, and the termination of all commitments of Secured

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Party to extend credit to Debtor, existing at the time Secured Party receives written notice from Debtor of the termination of this Agreement.

      4. OBLIGATIONS OF SECURED PARTY.

      (a) Except as provided in the Loan Agreement, Secured Party has no obligation to make any loans hereunder. Any money received by Secured Party in respect of the Collateral may be deposited, at Secured Party's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

      (b) Secured Party's obligation with respect to Collateral and Proceeds in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral and Proceeds, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Debtor of maturity dates, conversion, call or exchange rights, or offers to purchase the Collateral or Proceeds, or any similar matters, notwithstanding Secured Party's knowledge of the same. Secured Party shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Secured Party shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Secured Party determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness. Secured Party may at any time deliver the Collateral and Proceeds, or any part thereof, to Debtor, and the receipt thereof by Debtor shall be a complete and full acquittance for the Collateral and Proceeds so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

      5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that: (a) Debtor's legal name is exactly as set forth on the last page of this Agreement, and all of Debtor's organizational documents or agreements delivered to Secured Party are complete and accurate in every material respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to pledge the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Secured Party, or as heretofore disclosed by Debtor to Secured Party, in writing; (e) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects;
(f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Secured Party, is on file in any public office; (g) Debtor is a limited liability company registered under the laws of the State of Minnesota and its chief executive office is located at the following address: 130 Cheshire Lane, Minnetonka, MN 55305; and (h) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and

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(ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

      6. COVENANTS OF DEBTOR.

      (a) Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Secured Party against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Secured Party in the perfection and preservation of the Collateral or Secured Party's interest therein and/or the realization, enforcement and exercise of Secured Party's rights, powers and remedies hereunder; (iv) to permit Secured Party to exercise its powers; (v) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; (vi) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Secured Party prior written notice thereof; (vii) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving Secured Party prior written notice of the address to which Debtor is moving same; and (viii) to cooperate with Secured Party in perfecting all security interests granted herein and in obtaining such agreements from third parties as Secured Party deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

      (b) Debtor agrees with regard to the Collateral and Proceeds, unless Secured Party agrees otherwise in writing: (i) that Secured Party is authorized to file financing statements in the name of Debtor to perfect Secured Party's security interest in Collateral and Proceeds; (ii) not to permit any lien on the Collateral or Proceeds, except in favor of Secured Party; (iii) except as permitted by Section 3.2(c) of the Loan Agreement, not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Secured Party to inspect the same and make copies thereof at any reasonable time; (v) if requested by Secured Party, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Secured Party, and to immediately endorse as appropriate and deliver such Proceeds to Secured Party daily in the exact form in which they are received together with a collection report in form satisfactory to Secured Party; (vi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (vii) in the event Secured Party elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Secured Party in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; (viii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (ix) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured Party's interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.

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      7. POWERS OF SECURED PARTY. Debtor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party's officers and employees if Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Secured Party may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Secured Party's option, to be applied to the Indebtedness or held by Secured Party under this Agreement; (e) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, Secured Party may cause any Collateral and/or Proceeds to be transferred to Secured Party's name or the name of Secured Party's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Secured Party or its nominee, and thereafter Secured Party or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Secured Party or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Secured Party of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Secured Party or its nominee except to account for property actually received by Secured Party. Secured Party shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

      8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Secured Party at its option may pay any of them and shall be the sole judge of

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the legality or validity thereof and the amount necessary to discharge the same.
Any such payments made by Secured Party shall be obligations of Debtor to Secured Party, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

      9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of the Indebtedness, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between Debtor and Secured Party, including without limitation any loan agreement, relating to or executed in connection with the Loan Agreement; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment in the rights of Secured Party in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor; and (e) Secured Party, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

      10. REMEDIES. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Secured Party shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Minnesota Uniform Commercial Code or otherwise provided by law, including without limitation, the (a) right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Secured Party, and (b) to sell, lease, license or otherwise dispose of any or all Collateral subject to compliance with all securities laws. All rights, powers, privileges and remedies of Secured Party shall be cumulative. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that the disposition of the Collateral shall comply with securities laws. While an Event of Default exists: (a) Secured Party may, at any time and at Secured Party's sole option, liquidate any time deposits pledged hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Secured Party; (c) Secured Party may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order of application as Secured Party may from time to time elect; and (d) at Secured Party's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party. For any Collateral or Proceeds consisting of securities, Secured Party shall have no obligation to delay a disposition of any portion thereof for the period

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of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Debtor further agrees that Secured Party shall have no obligation to process or prepare any Collateral for sale or other disposition. Notwithstanding anything herein to the contrary, Secured Party shall not give any entitlement orders or instructions, notices or requests to any intermediary with respect to any account in which the Collateral is held or any issuer of uncertificated securities constituting Collateral unless an Event of Default has occurred and is continuing, other than in connection with the release of any Collateral.

      11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Secured Party may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Indebtedness in such order of application as Secured Party may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Secured Party may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Secured Party hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Secured Party shall retain all rights, powers, privileges and remedies herein given.

      12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Secured Party to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

      13. MISCELLANEOUS. [Intentionally omitted].

      14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Secured Party at the address specified in any other loan documents entered into between Debtor and Secured Party and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

      15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated

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costs of Secured Party's in-house counsel), expended or incurred by Secured
Party in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Secured Party or any other person) relating to Debtor or in any way affecting any of the Collateral or Secured Party's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to twelve percent (12%), but not in excess of the maximum rate permitted under applicable Minnesota law.

      16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Secured Party and Debtor.

      17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         [Remainder of Page Intentionally Blank; Signature Page Follows]

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         IN WITNESS WHEREOF, this Agreement has been duly executed as of
December 15, 2005.

                                        LAKES POKER TOUR, LLC

                                           /s/ Timothy Cope
                                           --------------------------------
                                           Timothy Cope
                                           Its Chief Financial Officer